EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of February 23, 2000 (the "Effective Date"), by and between LASERSIGHT TECHNOLOGIES, INC. a Delaware corporation (the "Company"), and D. MICHAEL LITSCHER (the "Employee").


                                    RECITALS

             A. Employee desires to be employed as the Company's Vice President of Operations.


             B. The Company desires to employ the Employee upon the terms and conditions herein set forth.


         NOW, THEREFORE, the parties hereto agree as follows:

         1.  Employment of the Employee.  Subject to the terms and conditions of
             --------------------------
this Agreement, the Company hereby employs the Employee, and the Employee hereby accepts such employment and agrees to perform the services specified herein.

         2.  Duties.  The  Employee  shall  hold the  title of and serve as Vice
             ------
President of Operations of the Company and have authority and responsibility in accordance with policies and practices of the Company. The Employee shall report to and be subject to the direction of the Company's Chief Executive Officer or such person's designee. During the term of employment hereunder, the Employee shall:

             (a) Perform, to the best of the Employee's ability, those duties reasonably assigned to Employee from time to time;

             (b) Devote the Employee's full time and first priority business efforts to the Company's business, provided that nothing herein shall prohibit the Employee from spending reasonable amounts of time for personal affairs, including, without limitation, managing his personal investments; and

             (c) Carry out Company policies and directives in a manner that will promote and develop the Company's best interests.

         3.  Base  Salary.  In  consideration  of the  Employee  satisfying  the
             ------------
Employee's obligation under this Agreement Employee will receive a base salary (the "Base Salary") which will be calculated at an annual rate of $140,000. The Base Salary shall be payable in equal installments in accordance with the Company's customary mode of salary payments for employees of the Company and shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions.

         4.  Additional  Compensation.  On an annual basis the Employee  will be
             ------------------------
eligible to receive a cash bonus (the "Performance Bonus") in an aggregate amount of up to 20% of Base Salary if the Employee or the Company, as appropriate meets all or a portion of the specific objectives (the "Performance Objectives") which are established by the Company after consultation with the Employee. The Performance Objectives for the initial year of this Agreement will be established within 60 days after the Effective Date. The Company may award all or the relevant portion of the Performance Bonus on an annual basis within 60 days after the end of the relevant year. The payment of the Performance Bonus shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions, as applicable.


         5.  Stock Options.
             -------------

             (a) Employee will be granted options (the "Stock Options") to purchase 100,000 shares of the common stock of LaserSight Incorporated ("LaserSight") on the last to occur of the following dates (such date to be referred to as the "Approval Date"): (i) the date on which LaserSight's Executive Compensation and Stock Option Committee (the "Committee") approves the grant of the Stock Options, or (ii) the date on which your employment with the Company commences. The Stock Options shall be granted pursuant to and shall be governed by the terms of LaserSight's 1996 Equity Incentive Plan, as amended and restated (the "Equity Incentive Plan") and the award agreement to be delivered to the Employee pursuant to the Equity Incentive Plan. The Stock Options shall be granted at an option price per share equal to the Fair Market Value per share (as defined in the Equity Incentive Plan) on the Approval Date and will vest 33?% on the first anniversary of the Effective Date and 33?% on each of the second and third anniversaries of the Effective Date.

             (b) In addition, the Company agrees that if from time to time the Company recommends that the Committee approve option grants to members of the Company's senior management team then the Employee shall be included in such recommendation. Such option grants would be subject to the approval of the Committee, the terms of the Equity Incentive Plan and the terms of the award agreement delivered to the Employee pursuant to the Equity Incentive Plan.

         6.  Fringe Benefits.  During the term of employment hereunder, the
             ---------------
Employee shall be entitled to those fringe benefits and perquisites set forth on Exhibit A hereto.

         7. Expenses. The Company shall reimburse the Employee for reasonable costs and expenses, including, but not limited to, expenses for travel, lodging and meals, incurred in connection with the performance of the Employee's duties hereunder. In order for the Employee to be eligible for reimbursement Employee shall comply with the Company's relevant policies, procedures and guidelines established and implemented from time to time by the Company.

         8.  Terms of Employment; Severance.
             ------------------------------

             (a) The term of this Agreement shall begin on the date hereof and shall continue for the three (3) year period immediately thereafter, unless sooner terminated as provided in this Section 8 (the "Initial Term"). Unless either party shall give notice of intent not to renew this Agreement to the other party at least 60 days prior to the end of the Initial Term or any Renewal Term (as defined herein), the term of this Agreement shall, on each such anniversary date, be automatically extended for successive terms of one year (each a "Renewal Term").

             (b) Notwithstanding the foregoing, the Employee's employment hereunder may be terminated by the Company at any time for Cause. Such termination shall be effective upon the Company providing written notice to the Employee as to the effective date of termination.

             (c)   Notwithstanding the foregoing,  the Employee's  employment
         hereunder  shall  terminate  in  the  event  of  Employee's   death  or
         Disability (as defined in Section 11).

             (d) Notwithstanding the foregoing, the Employee's employment hereunder may be terminated by the Company at any time without Cause. Such termination shall be effective upon the Company providing written notice to the Employee as to the effective date of termination.

             (e) Notwithstanding the foregoing, the Employee's employment hereunder may be terminated by the Employee at any time for Good Reason (as defined in Section 11) upon prior written notice to the Company specifying therein the grounds for termination and the effective date of termination.

             (f)   In  addition  to  all  other   rights  of  Employee   and
         obligations of the Company described herein which arise or continue upon termination of Employee's employment, the following shall apply:

                   (i) Upon termination of the Employee's employment hereunder for any reason whatsoever, the Company shall pay to the Employee all salary and benefits earned through the effective date of termination.

                   (ii)   If  the  Employee's   employment  hereunder  is
             terminated by the Company without Cause or by the Employee for Good Reason, the Employee shall be entitled to receive, as Employee's sole remedy for such termination, the Base Salary through the end of the 12 month period immediately following the effective date of such termination of Employee. If the Employee's employment is terminated by the Company without Cause, then all salary owed to the Employee shall be paid over the relevant period of time in accordance with the Company's normal payroll practices. Notwithstanding the foregoing, in order to be eligible for the payments contemplated by this
             Section 8(f)(ii), the Employee must not be in default of the terms of Sections 9 and 10 and the Employee must deliver a complete release of all claims in favor of the Company and in a form satisfactory to the Company.

         9.  Restriction Against Competition.
             -------------------------------

             (a) In consideration of the Compensation to be received hereunder, the Employee agrees that while he is employed by the Company pursuant to this Agreement, and during the two year period following the effective date of termination of this Agreement, for any reason, the Employee shall not, directly or indirectly, as a stockholder, partner, officer, director, agent, consultant, employee, or otherwise:

                   (i) engage in any business that competes with the business of the Company ("Company" defined in Sections 9, 10 and 11(b) herein to mean all Subsidiaries, Affiliates, divisions, successors, and assigns of the Company and any of their Subsidiaries or Affiliates) anywhere within the United States and such other countries that the Company is then conducting its business; provided, however, that the foregoing shall not prohibit the Employee's ownership of up to 1% of the outstanding shares of capital stock of any corporation whose securities are publicly traded on a national or regional stock exchange;

                   (ii) purposefully interfere or attempt to interfere with any of the Company's contracts (regardless of whether these contracts are in writing or verbal) or business relationships or advantages existing and in effect as of the effective date of termination of this Agreement;

                   (iii) solicit for employment, either directly or indirectly, for himself or for another, any of the technical or professional employees who are or were employed by the Company during the two-year period following the termination of this Agreement; and

                   (iv)   purposefully   interfere   with  the  business
             relationship of or solicit the business or orders of Persons
             (a) who are Company customers on the effective date of termination of this Agreement, or one year prior thereto, or
             (b) a prospective or potential customer of the Company, except that with respect to the two-year period following the effective date of termination of this Agreement, such restriction shall apply only to prospective or potential customers (1) to whom the Company has submitted a formal quotation within the one year prior to the effective date of termination of this Agreement, or (2) that have been previously listed or identified by the Company as a business prospect at any time during the six months preceding the effective date of termination.

             (b) The parties agree that if the Employee commits or threatens to commit a breach of the covenants of this Section 9, the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to the parties and that money damages may not provide an adequate remedy therefor.

         10. Protection of Confidential Information and Trade Secrets of the
             ---------------------------------------------------------------
Company.
-------
             (a) Confidentiality. During the term of this Agreement and for a period of five years after any termination or expiration thereof, the Employee agrees that the Employee will not use for the Employee or others or divulge or convey to others any secret or confidential information, knowledge or data of the Company obtained by the Employee during his employment with the Company. Such information, knowledge or data includes but is not limited to secret or confidential matters: (i) of a technical nature such as, but not limited to, methods, know-how, formulae, compositions, processes, discoveries, machines, inventions, intellectual property, computer programs and similar items or research projects; (ii) of a business nature such as, but not limited to, information about the cost, purchasing, profits, markets, sales or customers; and (iii) pertaining to future developments such as, but not limited to, research and development, future marketing or merchandising plans and future expansion plans. The term "secret or confidential information, knowledge or data" shall not be deemed to include information that is published, information that is generally known throughout the industry, or which generally is available to the industry without restriction through no fault of the Employee.

             (b) Injunctive Relief. The Employee agrees that the Company's remedies at law for any breach or threat of breach by him of the provisions of paragraph (a) of this Section 10 will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of paragraph (a) of this Section 10 and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

             (c)   Return  of  Documents  and  Other   Property.   Upon  the
         termination of the Employee's employment with the Company, or at any time upon the request of the Company, the Employee shall deliver to the Company (i) all documents and materials containing secret or confidential information, knowledge or data relating to the Company's business and affairs, and (ii) all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of the Employee.

             (d) Intellectual Property Rights. Employee acknowledges and agrees that in consideration for his employment with Company and in exchange for the consideration to be paid to Employee in connection with such employment, all creative works Employee produces in connection with his employment by Company which relate to Company's actual or demonstrably anticipated research or development, including, without limitation, any invention, formula, pattern, compilation, computer program (and related documentation and source code), device, method, technique, drawing, process or other intellectual property or property right (collectively, "Intellectual Property"), shall be considered to have been prepared for Company as a part of and pursuant to Employee's employment with Company. Employee shall disclose to Company the existence of such Intellectual Property when he becomes aware of its existence, and Employee agrees that any such Intellectual Property shall be owned by Company regardless of whether it would otherwise be considered a work made for hire. Employee agrees to execute any documents which Company deems necessary to protect

         Company's interest, including assignments, and further agrees to give evidence and testimony and take any other reasonable actions as may be necessary, to secure and enforce Company's rights.

                   Notwithstanding anything set forth in this Section 10(d) to the contrary, the parties acknowledge and agree that any Intellectual Property that Employee (i) has developed or was in the process of developing prior to the Effective Date or which he develops during the Term, and (ii) has not used any of Company's resources (whether materials, equipment, supplies, or other employees, contractors or consultants of Company) in connection with such development, shall be owned by Employee (the "Employee Intellectual Property"); provided, however, Employee shall promptly notify (the "Development Notice")Company of the existence of such Employee Intellectual Property. The Development Notice shall completely describe the Employee Intellectual Property and the applications for such Employee Intellectual Property. If within 30 days after Company's receipt of the Development Notice Company notifies Employee that Company would like to purchase or license the item of Employee Intellectual Property which is the subject of the Development Notice, then Company and Employee shall negotiate in good faith for the purchase or license of such item of Employee Intellectual Property. Employee agrees that he will not directly or indirectly disclose the existence of the Employee Intellectual Property to any third party unless Company either notifies Employee in writing that Company does not elect to purchase or license the Employee Intellectual Property or Company fails to notify Employee of its intent with regard to the purchase or license of the Employee Intellectual Property within 30 days after the date of Company's receipt of the Development Notice.

         11. Certain Defined Terms.  For purposes of this Agreement, the
             ---------------------
 following definitions shall apply:

             (a) "Affiliate" shall mean with respect to any Person, (i) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or (ii) any Person who is a director or Employee officer (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in the foregoing clause (i). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 20% of the outstanding voting securities of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

             (b)   "Cause" shall mean any of the following:
                    -----

                   (i) The Employee's conviction of or plea of no contest to any crime involving moral turpitude, the theft or willful destruction of money or other property of the Company or his conviction of or plea of no contest to any felony crime;

                   (ii)   The Employee's inability to perform his
             responsibilities due to his abuse or misuse of alcohol or prescribed drugs or any use of illegal drugs;

                   (iii) The Employee's commission of theft, embezzlement or fraud against the Company;

                   (iv) The Employee has willfully damaged the Company's property, business reputation, or good will;

                   (v) Unsatisfactory performance by Employee of his job or duties hereunder that is not cured within 10 days after Employee is notified of such unsatisfactory performance; or

                   (vi) Employee's insubordination or other misconduct as determined by the Company in its sole and absolute discretion.

             (c)   "Change in Control" shall mean any one or more of the
                   ------------------
 following:

                   (i) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "1934 Act"), other than by LaserSight or any employee benefit plan of LaserSight, or beneficial ownership (within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3 under the 1934 Act) of 25% or more of LaserSight's then outstanding common stock; provided, however, that no Change of Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition more than 60% of the then-outstanding common shares of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of LaserSight's common stock immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of LaserSight's then-outstanding common stock; or

                   (ii) individuals who, as of the date of this Agreement constitute LaserSight's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of LaserSight's Board of Directors; provided that any individual who becomes a director after the date of this Agreement whose election or nomination for election by the stockholders of LaserSight was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in SEC Rule 14a-11 under the 1934 Act) relating to the election of the directors of the Company) shall be deemed to be a member of the Incumbent Board; or

                   (iii)  approval by the  stockholders  of LaserSight of
             (A) a merger, reorganization or consolidation ("Transaction") with respect to which persons who were the respective beneficial owners of LaserSight's common stock immediately before the Transaction do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of the then-outstanding common shares of the corporation resulting from the Transaction,

             (B) a liquidation or dissolution of LaserSight or (C) the sale or other disposition of all or substantially all of the assets of LaserSight.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if Employee is, by agreement or understanding (written or otherwise), a participant on his own behalf in a transaction which causes the Change of Control to occur.

             (d)   "Compensation" shall mean, with respect to any Person, all
                    ------------
         payments and accruals, if any, commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of equity options or phantom equity options or similar arrangements, equity appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person, plus auto benefits provided to such Person, if any.

             (e)   "Disability"  shall  mean the  inability,  by  reason  of
                    ----------
         illness or other incapacity, of the Employee substantially to perform the duties of his then regular employment with the Company, which inability is reasonably determined by the Company and continues for at least 90 consecutive days, or for shorter periods aggregating 120 days during any consecutive twelve-month period.

             (f)   "Good Reason" shall mean:
                   -----------

                   (i) any material breach or default by the Company (and failure to cure within any applicable grace or cure period) of any material obligation of this Agreement;

                   (ii)   any  material   change  in  the  duties  to  be
             performed or titles to be held by the Employee pursuant hereto either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without the Employee's prior written consent, which consent may be withheld for any reason or for no reason;

                   (iii) any change in the metropolitan area where the Employee is required to perform the duties set forth herein which occurs either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without the Employee's consent; which consent may be withheld for any reason or for no reason;

                   (iv) any material reduction in the Employee's salary, benefits, bonuses or other Compensation pursuant to this Agreement, unless similar reductions are also made to the salary, benefits, bonuses or other compensation, as applicable, payable to other executive officers of the Company and such reductions are made for justifiable business reasons; or

                   (v) Employee has not been named LaserSight's Chief Operating Officer (or, if such title is then no longer utilized, the officer in charge of and responsible for all of LaserSight's operational matters) on or before the second anniversary of the Effective Date.

             (g)   "Person"  shall  mean  an  individual  or a  corporation,
                    ------
         association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

             (h) "Subsidiary" shall mean as to any Person a corporation, partnership or other entity of which 25% or more of the outstanding shares of voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof. Consolidated Subsidiary shall mean any Subsidiary of which 51% or more of the outstanding shares or voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof.

         12. Payments.  Except as  specifically  provided  herein,  all amounts
             --------
payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Employee from any source or which the Employee could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings.

         13. Expenses.  In the event of any litigation between the parties
             --------
relating to this Agreement and their rights hereunder, the prevailing party shall be entitled to recover all litigation costs and reasonable attorneys' fees and expenses from the non-prevailing party.

         14. Entire Agreement.  This Agreement comprises the entire agreement
             ----------------
between the parties hereto and as of the date of this contract, supersedes, cancels and annuls any and all prior agreements between the parties hereto with respect to the Employee's employment by the Company.

         15. Severability.  If all or any part of this Agreement is declared by
             ------------
any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any portion so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such portion to the fullest extent possible while remaining lawful and valid.

         16. Successors and Assigns.  This Agreement shall be binding upon, and
             ----------------------
inure to the benefit of the parties hereto and their respective heirs, successors, assigns and personal representatives. The Company may assign this Agreement to any successor or assignee to its business without the written consent of the Employee. The Employee may not assign, pledge, or encumber his interest in this Agreement, or any part thereof, without the written consent of the Company.

         17. Notices.   Any  notice  required  or  permitted  pursuant  to  the
             -------
provisions of this Agreement shall be deemed to have been properly given if in writing and when received by certified or registered United States mail, postage prepaid, by overnight courier, telecopy or when personally delivered, addressed as follows:

                  If to the Company:

                           LaserSight Incorporated
                           3300 University Boulevard

                           Suite 140
                           Orlando, Florida  32792
                           Attn:  President
                           Fax No.: 407-668-9982

                  If to the Employee:


                           D. Michael Litscher
                           7457 Hermitage Road
                           Concord, Ohio  44077


Each party shall be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section. Telecopy notices must be followed up with the original by certified mail, postmarked within one business day of the date of the telecopy.

         18. Amendments  and Waivers.  Any  provision of this  Agreement may be
             -----------------------
amended or waived only with the prior written consent of the Company and the Employee. No failure or delay on the part of either party to this Agreement in the exercise of any power or right, and no course of dealing between the parties hereto, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude any further or other exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to either party at law or in equity. Any waiver of any provision of this Agreement, and any consent to any departure by either party from the terms of any provision hereof, shall be effective only in the specific instance and for the specific purpose for which given. Nothing contained in this Agreement and no action or waiver by any party hereto shall be construed to permit any violation of any other provision of this Agreement or any other document or operate as a waiver by such party of any of his or its rights under any other provision of this Agreement or any other document.

         19. Controlling  Law. This Agreement  shall be construed in accordance
             ----------------
with the laws of the State of Florida, except for its choice of law provisions. The parties do hereby irrevocably submit themselves to the personal jurisdiction of the United States Federal Court for the Middle District of Florida and do hereby irrevocably agree to service of such Court's process on them.

         20. Headings.  Section headings herein are for convenience only
             --------
and shall not affect the meaning or interpretation of the contents hereof.

         21. Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has executed this Agreement, all as of the first day and year written above.

                                      LASERSIGHT INCORPORATED


                                      By:  /s/Michael R. Farris
                                          --------------------------------------
                                           Michael R. Farris
                                           President and Chief Executive Officer

                                      "EMPLOYEE"

                                        /s/D. Michael Litscher
                                       -----------------------------------------
                                       D. Michael Litscher